Exhibit 10.3

DATE

Dear :

Pursuant to the Lumos Networks Corp. 2011 Equity and Cash Incentive Plan, as amended (the “Plan”), the Plan’s administrative committee (the “Committee”) granted to you effective March 1, 2013 (the “Date of Grant”) an Incentive Stock Option (the “Option”) to purchase xxx shares of Common Stock, par value $.01 at an Exercise Price of $xx.xx per share. Your Option is intended to be an Incentive Stock Option.  However, your Option will be treated as an Incentive Stock Option only to the extent that (i) the number of Option shares with respect to which this Option and any other Incentive Stock Options granted to you become exercisable for the first time in any calendar year multiplied by (ii) the Exercise Price of the Option does not exceed one hundred thousand dollars ($100,000) (or such other amount as is set as the limit for Incentive Stock Options).  To the extent such dollar limitation is exceeded in any calendar year, then this Option may nevertheless be exercised as a Non-Qualified Stock Option for the excess number of Option shares.  You may direct that any exercise of this Option be deemed an exercise of the Incentive Stock Option or the Non-Qualified Stock Option portion to the extent available hereunder.

This Option is subject to the applicable terms and conditions of the Plan, which are incorporated herein by reference, and in the event of any contradiction, distinction or difference between this letter and the terms of the Plan, the terms of the Plan will control.  All capitalized terms used herein have the meanings set forth herein or in the Plan, as applicable.

Subject to your continued employment with the Company or an Affiliate on and after the Date of Grant until such time, your Option will fully vest and become exercisable on the first date on which the closing price of a share of the Company’s Common Stock equals or exceeds $17.50 (the “Price Threshold”) for no less than twenty (20) trading-days during the thirty (30) consecutive trading-day period ending on such date (the “Performance-Vesting Schedule”).

The closing price of a share of the Company’s Common Stock upon which the Performance-Vesting Schedule is based shall be adjusted as the Committee shall determine to be equitably required in the event (a) there occurs a reorganization, recapitalization, stock split, spin-off, split-off, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or distribution to stockholders other than a normal cash dividend; (b) the Company engages in a transaction Code Section 424 describes; or (c) there occurs any other transaction or event which, in the judgment of the Committee, necessitates such action.  The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the closing price of a share of the Company’s Common Stock upon which the Performance-Vesting Schedule is based.

In addition to the Performance-Vesting Schedule above, the following enhanced vesting provisions shall also apply to your Option shares:

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In the event your employment with the Company and its Affiliates is terminated involuntarily and without Cause in contemplation of a Change in Control, then your entire Option will vest as of your Termination Date but the Option will only become exercisable on the Control Change Date of the Change in Control in contemplation of which your employment was terminated (notwithstanding the termination of your employment) if the Control Change Date of the Change in Control in contemplation of which your employment was terminated occurs prior to the one (1) year anniversary of the termination of your employment and the price per share the shareholders receive for their Common Stock in connection with the Change in Control equals or exceeds the Price Threshold, in which case the Option will remain outstanding for the later of (i) the number of days the Option remains outstanding in accordance with the terms of the Plan or (ii) ten (10) days following the Change in Control (except that none of the provisions hereof will extend the term of the Option beyond the Expiration Date).  Your employment will be considered to have been terminated “in contemplation of” a Change in Control (which consideration is not, and will not be construed to be, an admission of any liability or wrongdoing) only if the Company makes a public announcement or files a report or proxy statement with the Securities and Exchange Commission disclosing a transaction or series of transactions which, if completed, would constitute a Change in Control and your employment is terminated by the Company or an Affiliate without Cause during the period beginning was such disclosure and ending on the earlier of (x) the date that the Board, acting in good faith, adopts a resolution stating that the transaction or series of transactions will be abandoned or (y) the date that such transaction or series of transactions is completed.  You will not be entitled to receive this enhanced vesting if your employment terminates on account of your death, Disability, or Retirement, if your employment is terminated by the Company or an Affiliate for Cause or if you voluntarily resign for whatever reason.  Your Option shall be forfeited upon the one (1) year anniversary of the termination of your employment if the Control Change Date of the Change in Control in contemplation of which your employment was terminated has not occurred by such time.

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Your entire Option will vest and become exercisable upon a Change in Control provided (i) you have remained continuously employed with the Company or an Affiliate from the Date of Grant until such Change in Control and (ii) the per share price the shareholders receive for their Common Stock in connection with the Change in Control equals or exceeds the Price Threshold.  If you remain continuously employed with the Company or an Affiliate from the Date of Grant until the Change in Control but the per share price the shareholders receive for their Common Stock in connection with the Change in Control does not equal or exceed the Price Threshold, your entire Option (if still outstanding after the Change in Control) will continue to be eligible to vest and become exercisable on the first date on which the Performance-Vesting Schedule is achieved as described above, subject to your continued employment with the Company or an Affiliate until such time.

For purposes of this Agreement, and notwithstanding the definition set forth in the Plan, Cause means “Cause” as such term is defined in any employment or service agreement between the Company or any Affiliate and the Participant as in effect as of the date hereof.  If no such employment or service agreement exists as of the date hereof or if any such existing employment or service agreement does not contain any such definition, “Cause” shall include the following:  (i) Participant’s breach of or failure to perform any obligations under any agreement entered into by such Participant and the Company or any Affiliate, including but not limited to any non-compete, non-solicitation, or business opportunity covenant; (ii) Participant’s failure to adhere to or follow the lawful directives of the Company or any Affiliate; (iii) Participant’s failure to satisfactorily perform Participant’s employment duties as reasonably determined by Participant’s supervisors or management of the Company or any Affiliate which employs Participant, without regard to any potential or pending transaction including the Company or an Affiliate (after written notice and on opportunity to cure (not to exceed thirty (30) days)); (iv) Participant’s misconduct in connection with performance of Participant’s duties, including but not limited to any breach of fiduciary duty, the misappropriation of funds or property of the Company or any Affiliate, or securing or attempting to secure personal profit in connection with any Company or Affiliate transaction or prospective transaction; (v) Participant’s conviction or plea of guilty or nolo contendere to any felony or any other crime involving dishonesty, fraud or moral turpitude; and (vi) the Company’s reasonable suspicion that Participant has committed any dishonest or fraudulent act in connection with his employment.  Any grounds for “Cause” shall be determined by the Company in its sole discretion and shall be upheld so long as the determination is reasonable.

For purposes of this Agreement, if the shares of the Company’s Common Stock are not traded on any national stock exchange or quotation system (including NASDAQ,  the Committee in its sole discretion shall determine the Fair Market Value of a share of the Company’s Common Stock for purposes of your Option.    The Committee in its sole discretion shall determine the fair market value of any non-cash consideration received in connection with the Change in Control.

Subject to the terms of the Plan and your continued employment through such date, the vested and exercisable portion of your Option will remain available for exercise until the tenth anniversary of the Date of Grant (the “Expiration Date”).  However, notwithstanding the foregoing, upon your Termination Date, the Option shall remain exercisable only in accordance with the terms set forth herein and in the Plan (the "Exercise Period").  Any vested and exercisable portion of your Option that is not exercised within the applicable Exercise Period shall be forfeited with no further compensation due to you.  Additionally, unless otherwise provided by the Committee, and except as otherwise provided above, any portion of your Option that is not vested and exercisable as of your Termination Date shall be forfeited as of your Termination Date with no further compensation due to you.

All or part of the exercisable Option may be exercised by you upon (a) your written notice to the Company of exercise and (b) your payment of the Exercise Price and any applicable withholding taxes in full at the time of exercise in any manner provided for under the terms of the Plan.

By accepting this Option, you agree upon grant of your Option to be bound by the following confidentiality and non-solicitation restrictions:

Confidentiality

You understand and acknowledge that during your employment with the Company or an Affiliate, you have been and will be making use of, acquiring or adding to the Company’s Confidential Information (as defined below).  In order to protect the Confidential Information, you will not, during your employment with the Company or an Affiliate or at any time thereafter, in any way utilize any of the Confidential Information except in connection with your employment by the Company or an Affiliate.  You will not at any time use any Confidential Information for your own benefit or the benefit of any person except the Company and its Affiliates.  At the end of your employment with the Company or an Affiliate, you will surrender and return to the Company and its Affiliates any and all Confidential Information in your possession or control, as well as any other Company and Affiliate property that is in your possession or control.  The term “Confidential Information” shall mean any information that is confidential and proprietary to the Company and its Affiliates, including but not limited to the following general categories: (a) trade secrets; (b) lists and other information about current and prospective customers; (c) plans or strategies for sales, marketing, business development, or system build-out; (d) sales and account records; (e) prices or pricing strategy or information; (f) current and proposed advertising and promotional programs; (g) engineering and technical data; (h) the Company’s and its Affiliates’ methods, systems, techniques, procedures, designs, formula, inventions and know-how; (i) personnel information; (j) legal advice and strategies; and (k) other information of a similar nature not known or made available to the public or the Company and its Affiliates’ competitors.  “Confidential Information” shall also include any such information that you may prepare or create during your employment with the Company or an Affiliate, as well as such information that has been or may be created or prepared by others.  This promise of confidentiality is in addition to any common law or statutory rights of the Company to prevent disclosure of its trade secrets and/or Confidential Information.

Non-Solicitation

While you are employed by the Company or an Affiliate and for one (1) year after your Termination Date, you will not, directly or indirectly, solicit or encourage any employee of the Company or an Affiliate to terminate employment with the Company or an Affiliate; hire, or cause to be hired, for any employment by a Competitor, any person who within the preceding 12 month period has been employed by the Company or an Affiliate, or assist any other person, firm, or corporation to do any of the foregoing acts.  Additionally, while you are employed by the Company or an Affiliate and for one (1) year after your Termination Date, you will not, directly or indirectly, sell, attempt to sell, provide or attempt to provide, any telecommunication services, including but not limited to internet services, of the type offered by the Company or an Affiliate, to any person or entity who was a customer or an actively sought prospective customer of the Company or an Affiliate, at any time during the Executive’s employment with the Company and its Affiliates.

In the event you breach any of foregoing confidentiality or non-solicitation restrictions, in addition to any contractual or common law right the Company and its Affiliates may have against you, you will waive and forfeit any and all rights to any further benefits under this letter or under the Plan and you will repay the Company and its Affiliates for the gross amount of any benefit you may have already received under this letter or under the Plan.

Stock Ownership Requirement

The Company has established Common Stock Ownership and Retention Guidelines for Directors and Officers (the “Guidelines”) to emphasize the link between officers and the long-term interests of shareholders of the Company and to enhance the Company’s image by openly communicating to investors, market analysts and the public that officer interests are tied directly to the long-term success of the Company through personal capital investment in Company stock.  By accepting this Option, you acknowledge that you have received a copy of the Guidelines and agree to adhere to the terms and conditions contained therein.

By accepting this Option, you acknowledge and agree that you will accumulate and hold shares of the Common Stock of the Company pursuant to the Guidelines. If you are promoted into another position, you acknowledge and agree that you will accumulate and hold additional shares pursuant to the Guidelines.  Prior to any sale of your stock, you agree to seek clearance and to notify the Company’s Chief Financial Officer that you will not go below your target stock ownership level (other than sales to pay taxes permitted by this letter).  You are also expected to comply with all relevant securities regulations at the time of any sale of Company stock.

You also agree to certify as the Committee requests whether or not you are in compliance with the Guidelines. You agree that until such time as you have reached your stock ownership guideline, you will hold 100% of the shares of common stock received upon lapse of the restrictions upon restricted stock and upon exercise of stock options (net of any shares utilized to pay for tax withholding and the exercise price of the option).  You also agree to sell or otherwise dispose of any

Company stock you own once your stock ownership level is met only to the extent that your remaining holdings do not fall below the minimum stock ownership level.  The Committee in its sole discretion can make hardship exceptions to the Guidelines or to permit sales pursuant to Rule 10b5-1 sales plans to the extent the Committee deems appropriate.  The Committee reserves the right to interpret, modify or terminate the Guidelines at any time except that no such change or modification will adversely affect you without your prior consent.

The Company may impose any additional conditions or restrictions on the Option or the exercise of the Option as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the requirements of applicable securities laws.  The Company shall not be obligated to issue or deliver any shares if such action violates any provision of any law or regulation of any governmental authority or national securities exchange.

The Committee may amend the terms of this Option to the extent it deems appropriate to carry out the terms of the Plan.  The construction and interpretation of any provision of this Option or the Plan shall be final and conclusive when made by the Committee.

Nothing in this letter shall confer on you the right to continue in the service of the Company or its Affiliates or interfere in any way with the right of the Company or its Affiliates to terminate your service at any time, which rights shall be subject to the terms and conditions of any applicable employment agreement or other contractual relationship between you and the Company, if such agreement or other relationship exists.

Please sign and return a copy of this agreement to Joe Leigh, Vice President, Human Resources, designating your approval of this letter.  This acknowledgement must be returned within thirty (30) days; otherwise, the Option will lapse and become null and void.    Your signature will also acknowledge that you have received and reviewed the Plan and that you agree to be bound by, and comply with, the applicable terms of this letter and the Plan.

Very truly yours,

LUMOS NETWORKS CORP.
By:
Timothy G. Biltz
Chief Executive Officer

ACKNOWLEDGED AND ACCEPTED

Dated: